UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 August 27, 2018

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity: 0001548599
COMM 2012-CCRE1 Mortgage Trust

(Exact name of issuing entity)

Central Index Key Number of the sponsor: 0001558761
Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the registrant: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-172143-04	38-3875703 38-3875704 38-7033125
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of registrant)	File Number of issuing entity)	Identification Numbers)

c/o Wells Fargo Bank, N.A.

as Certificate Administrator

9062 Old Annapolis Road

Columbia, MD 21045

(Address of principal executive offices of registrant)

(410) 884-2000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change of Servicer or Trustee.

On May 25, 2012, Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2012 (the “Pooling and Servicing Agreement”), among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (“Midland”), U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as Operating Advisor, of COMM 2012-CCRE1 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”).

The Certificates represent, in the aggregate, the entire beneficial ownership in COMM 2012-CCRE1 Mortgage Trust (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.  The assets of the Issuing Entity consist primarily of 54 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 76 commercial and multifamily properties.

The Mortgage Loan identified as “Crossgates Mall” on Exhibit B to the Pooling and Servicing Agreement (the “Crossgates Mall Mortgage Loan”), which is an asset of the Issuing Entity, is part of a loan combination (the “Crossgates Mall Loan Combination”) that includes the Crossgates Mall Mortgage Loan and two other pari passu loans which are not assets of the Issuing Entity (each, a “Crossgates Mall Companion Loan”).  The Crossgates Mall Loan Combination, including the Crossgates Mall Mortgage Loan, is being serviced and administered under the pooling and servicing agreement, dated as of August 1, 2012 (the “COMM 2012-CCRE2 PSA”), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Midland, as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor, relating to the COMM 2012-CCRE2 Mortgage Trust securitization transaction into which one of the Crossgates Mall Companion Loans was deposited.  The Crossgates Mall Mortgage Loan represents 12.9% of the outstanding pool balance of the Issuing Entity as of the cut-off date.

Pursuant to Section 3.22 of the COMM 2012-CCRE2 PSA, the Directing Holder has the right, at any time prior to the occurrence and continuance of a Control Termination Event (or if a Control Termination Event has occurred but is no longer continuing), to terminate the existing special servicer, with or without cause, and to appoint a successor special servicer under the COMM 2012-CCRE2 PSA.

The Värde Mortgage Fund II (Master), L.P., as the current Directing Holder terminated Midland, as special servicer under the COMM 2012-CCRE2 PSA and appointed Trimont Real Estate Advisors, LLC (“Trimont”) as the successor special servicer under the COMM 2012-CCRE2 PSA, effective as of August 27, 2018.  Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the COMM 2012-CCRE2 PSA.

Effective as of August 27, 2018, the mortgage loans securitized in the COMM 2012-CCRE2 Mortgage Trust transaction, including the Crossgates Mall Loan Combination, will be specially serviced, if necessary, pursuant to the COMM 2012-CCRE2 PSA by Trimont.

A description of additional material terms of the COMM 2012-CCRE2 PSA regarding the role of the special servicer, including limitations on the special servicer's liability under the COMM 2012-CCRE2 PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement filed by COMM 2012-CCRE2 Mortgage Trust on August 21, 2012 and filed with the Securities and Exchange Commission (SEC File Number 333-172143-05).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION RE
(Registrant)
Date: August 29, 2018
	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

	By:	/s/ Robert Christopher Jones
Name: Robert Christopher Jones
Title: Director